Exhibit 10.7

                                                          Index:

Labour Contract

(Used for the people, fixed term, no fixed date and laborer whose term is based on the completion of a specific project or amount of work)

Party A: Shenyang Vantone Healthcare Products Manufacturing Co., Ltd
Party B:

Signing Date:

Shenyang Labour and Social Security Printing

Instruction:
Ⅰ.This contract can be used by employer and labour when signing a labour contract.
Ⅱ.When signing the contract with employer or labour, all the details needed to take a consultation, which would be agreed by each Party, should be fill in the corresponding form.
Ⅲ.Signing the contract, Party A should make a seal on it, and legal representative and principal should sign and seal on it personally.
Ⅳ.The clause which consulted by Parties to add new content, should be written in the item 32 clearly.
Ⅴ.If the detail of the other content and alteration of labour contract appointed by Parties can’t be filled in the contract entirely, it should take another paper attaching behind.
Ⅵ.This contract should be filled in with pen or sign pen legibly, simply and accurately without altering.
Ⅶ.This contract is in triplicate, each Party has one portion, and another portion will be put into Party B’s files, which should be delivered to Party B and can’t be kept by Party A instead.
Ⅷ.This contract takes effect from Jan 1, 2008.

According to <Labour Law of PRC>, <Labour Contract Law of PRC> and relevant laws, rules, under equal and volunteering principle, both Parties get an agreement and sign this contract to follow.

   Chapter Ⅰ   Basic condition of contract Parties

1. Party A: Shenyang Vantone Healthcare Products Manufacturing Co., Ltd
 Legal representative:
 Registered address:
 Operation address:
2. Party B:                Gender:
    Type of census register:
    I.D. Card:                     Tel:
    Other valid documentation:                  No.
    Date of starting work:
    Residential Address:               Zip code:
    Registered Permanent Residence:

           Chapter Ⅱ  Term

3. This contract’s time limit is consulted by both Parties, and adopts following   a    kind of methods to solve:
a.	Fixed term: from to . During which, the probationary period is from to .
b.	No fixed date: from . During which, the probationary period is from to .
c.	Laborer whose term is based on the completion of a specific project or amount of work: from to . During which, the probationary period is from to .

Chapter Ⅲ. Job content and place

4. According to the actual demand of job, Party A arranges Party B to do the job of                         , and the work place is                                    .
Both Parties can sign a job agreement to arrange the details of job and demand.
5. Party B should carry out the job responsibility according to Party A’s arrangement, finish the job on time and observe Party A’s regulation drafted by law.

 Ⅳ.Work time and time for rest and vacation

6. Party A arranges Party B to work  working system every day.
a. System of standard hours: Party B’s working time is less than 8 hours every day, and is less than 40 hours every week on average.
b. System of synthesized calculating working time: the working time of day and week can’t exceed the standard working time by law.
c. System of working at irregular time: base on staff’s body health and listen to the employee opinion, Party A adopts work intensively, rest intensively, and rotate days off, flexible working hours and so on, to make sure the holiday entitlement of staff and completion of production and task.
  Carrying out system of synthesized calculating working time or system of working at irregular time, it should be submitted to the labour administrative department by Party A to get permission.
7. Party A guarantees Party B’s right to rest and leisure by law. Party B enjoys the rights, e.g. the legal holidays, going home to visit one's family, marriage and funeral, family planning, and paid annual leave.
8. Party A should carry out the labor quota standard, can’t force or force in other form Party B to work overtime. Working demand indeed, after consulting with the labour union and Party B, it may extend working time, but it is not allowed to more than 1 hour every day. If by the special reason, it is indeed needed to extend the working time, under the condition of ensure of Party B’s body health, it can extend working time, which is not more than 3 hours every day, and 36 hours every week.

 Chapter Ⅴ. Labour reward

9. Combine with company’s operation feature and economic effectiveness, Party A confirms company’s the distribution system by law. Party B’s pay level, which is according to the company’s the distribution system, and combine Party B’s labor skills, labor intensity, working condition with contribution, is carried out by equal pay for equal work.
10. Party A pays the salary by the following   methods.
a. hourly wages. Party B’s wage standard is  yuan per month (week), merit pay(bonus) is confirmed by Party B’s actual working contribution.
b. piecework wage. Party B’s labor quota is  , piece rate is   None                .
c. according to Party A’s salary distribution system by law.
Party B’s salary standard during probationary period is  .
11. Party A should pay Party B’s full salary before   of every month in the form of currency or bank transfer. If it happens on holidays or day off, it should be paid on the latest working day ahead of time.
Party A should record the time, amount, working day number, and signature on the paying day in writing, and provide salary list for Party B.
12. Party A arranges Party B to extend working time or work on holiday or day off, it should arrange Party B to take deferred holidays by law or pay overtime pay to Party B according to the national relevant regulations.
13. If Party A is behind in payment or doesn’t pay the full salary to Party B, Party B can apply for the order of payment from local People’s Court.

Chapter Ⅵ. Social security and Benefits

14. Both Parties must join in social security by the relevant law, rule and policy of the nation, province or city, and pay various social insurance charges by law. During which, Party A should withhold and remit tax of part which Party B affords.
15. During the contact period, Party B’s treatment towards time for rest and vacation, fall ill or not-industrial injury, occupational disease or industrial injury, give birth to baby, die, the time limit and treatment of medical, pregnancy, lying-in, and lactation, which are carried out by the relevant law and regulation.
16. Party A provides the following supplementary insurance and benefits to Party B:
Ⅶ. Labor protection, working condition and occupational hazards protection
17. Party A sets up a wholesome operation working regulation, job specification, safety and hygiene of labor, and occupational hazards protection system, and provides necessary training for Party B. Party B should observe various regulations and operation rules strictly during the working process.
18. Party A provides necessary protective equipments and condition of work safety and hygiene, which fit the national regulation. If Party A arranges Party B to carry out the task of occupational hazard, it should provide physical examination for Party B at fixed periods.
19. For these position may causing occupational disease hazards, Party A should notify Party B faithfully, and provide education of safety and hygiene of labor to guard against accident during the working process and to reduce occupational hazard.
20. If Party A’s arrangements including command against rules, forcing laborers to venture to work in violation of regulations, endangering Party B’s personnel safety, Party B has the right to refuse. If the working condition which does harm to Party B’s life safety and body health, Party B has the right to criticize, accuse and indict the employer.

Chapter Ⅷ. Labour contract’s performance and alternation

21. Both Parties carry out each duty and enjoy each right according to the appointment in the contract by law.
22. If Party A alters its name, legal representative, officer or investor, it doesn’t affect the performance of this contract.
23. If Party A ‘s merging or division, this contract still takes effect and the right and duty of Party A is carried out by the its inherited company.
24. By both Parties’ agreement, it can alter the content in this contract, and confirm in writing.

Chapter Ⅸ. Sever labour relation or end labour relation

25. If both Parties terminate the contract or end this contract, it should be performed according to the <Law of Labour contract>.
26. If both Parties terminate the contract or end this contract, whose situation fits the 46th clause in the <Law of Labour contract>, Party A should pay economic compensation to Party B by law.
27. If Party A terminates the contract illegally or end this contract, Party B requires to go on carry out this contract, Party A should go on to carry out this contract; if Party B doesn’t requires to go on carry out this contract or this contract couldn’t be carried out continually, Party A should pay economic compensation to Party B at the number of twice of the standard.
   Party B should bear the responsibility of compensation for the loss which caused by Party B’s terminating the contract illegally.
28. When terminate the contract or end this contract, Party A should issue the demonstration for severing or ending the labor relation by the relevant laws and regulations, and go through all the procedures of Party B’s files and insurance of social security within 15 days.
   Party B should transact handover according to the appointment of both Parties. If it needs to pay the economic compensation, it should be paid when finishing the working handover.

Chapter Ⅹ.Others

29. Party A provides special training fund and professional training for Party B. Both Parties can sign a special agreement to appoint the serve period.
   If Party B violates the appointment of serve period, it should pay dedit according to the appointment.
30. Party B has the duty for keeping secret. Both Parties can sign a special agreement to appoint prohibition of business strife clause.
  If Party B violates the appointment of prohibition of business strife clause, it should pay dedit according to the appointment. If causing loss of employer, it should bear the liability for damage.
31. Attachment of this contract
a.                             Blank
b.                              Blank
c.                              Blank
32. Other appointments of both Parties
                                 Blank
33. If disputations happen in the contract period, it can adopt a consultation to handle; if the consultation doesn’t take effect, any Party can take filing of the award or take proceedings.
34. Any unaccomplished matter will be carried out by the rules of nation, province and city.
35. This contract takes effect from the day when both Parties sign and seal on it. This contract is in triplicate, each Party has one portion, and another portion is put into Party B’s files.

Party A (seal): Shenyang Vantone Healthcare Products Manufacturing Co., Ltd (seal)
Legal representative:
Signing date:

Party B (signature):
Signing date: